UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 19, 2025

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center
Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 286-1700
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CMCSA	The Nasdaq Stock Market LLC
0.000% Notes due 2026	CMCS26	The Nasdaq Stock Market LLC
0.250% Notes due 2027	CMCS27	The Nasdaq Stock Market LLC
1.500% Notes due 2029	CMCS29	The Nasdaq Stock Market LLC
0.250% Notes due 2029	CMCS29A	The Nasdaq Stock Market LLC
0.750% Notes due 2032	CMCS32	The Nasdaq Stock Market LLC
3.250% Notes due 2032	CMCS32A	The Nasdaq Stock Market LLC
1.875% Notes due 2036	CMCS36	The Nasdaq Stock Market LLC
3.550% Notes due 2036	CMCS36A	The Nasdaq Stock Market LLC
1.250% Notes due 2040	CMCS40	The Nasdaq Stock Market LLC
5.250% Notes due 2040	CMCS40A	The Nasdaq Stock Market LLC
5.50% Notes due 2029	CCGBP29	New York Stock Exchange
2.0% Exchangeable Subordinated Debentures due 2029	CCZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2025, Comcast Corporation (the “Company”) entered into a new employment agreement (the “Agreement”) with Michael J. Cavanagh in connection with his upcoming appointment as Co-Chief Executive Officer of the Company on January 2, 2026. The Agreement secures Mr. Cavanagh’s employment through January 1, 2029.

Under the terms of the Agreement, Mr. Cavanagh will be entitled to an annual base salary of $2,750,000; his annual performance-based cash bonus target will continue to be 300% of his base salary. In connection with entering into the Agreement, Mr. Cavanagh also received an award of performance-based restricted stock units (the “Performance Award”) that was valued at approximately $35 million, with the number of shares determined by using a five-day volume weighted-average price of Class A common stock for the period ending the day before the record date for the planned Versant spin-off. The Performance Award will cliff vest after a three-year period upon satisfaction of both time-based and performance-based conditions, with the performance-based component being generally consistent with metrics used in our annual equity compensation program. The Performance Award provides that if Mr. Cavanagh resigns from the Company for Good Reason or his employment is terminated by the Company without Cause (as such terms are defined in the Agreement), then the Performance Award will vest for an additional 24 months and on a pro-rata basis based on actual performance. In the event of Mr. Cavanagh’s termination of employment due to death or disability, the Performance Award will vest in full based on target performance (in the case of death) or actual performance (in the case of disability).

The foregoing description of the Agreement and the Performance Award is a summary and is qualified in its entirety by reference to the full text of the Agreement (which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025) and form of performance-based restricted stock unit award agreement previously filed as an exhibit to our Annual Report on Form 10-K.

Item 9.01(d). Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	December 23, 2025	By:	/s/ Elizabeth Wideman
		Name:	Elizabeth Wideman
		Title:	Senior Vice President, Senior Deputy General Counsel and Assistant Secretary